UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)
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☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

FRESHWATER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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FRESHWATER TECHNOLOGIES, INC.
Suite 309, 1555 California Street
Denver, CO 80202
(646) 770-5518

June __, 2011

Dear Shareholder:

The enclosed Information Statement is being furnished to the holders of shares of common stock of record on June 2, 2011 of Freshwater Technologies, Inc. (the “Company”), a Nevada corporation, in connection with a proposal to consolidate the Company’s issued and outstanding common stock on a one (1) for one thousand (1000) basis (the “Reverse Split”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting Shareholders and our sole director.  However, under federal law, the following actions will not be effected until at least 20 days after a definitive Information Statement has first been sent to Shareholders who have not previously consented to the Reverse Split.

The enclosed Information Statement is for information purposes and is being mailed on or about June __, 2011 to Shareholders of record as of the close of business on June 2, 2011.  You are urged to read the enclosed Information Statement in its entirety.

By Order of the Board of Directors,

/s/ Christopher J. Martinez
Christopher J. Martinez,
President and CEO

INFORMATION STATEMENT

FRESHWATER TECHNOLOGIES, INC.

INTRODUCTION

This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to the holders (the “Shareholders”) of the shares of common stock, par value $0.001 (the “Common Shares”) per share of Freshwater Technologies, Inc., a Nevada corporation (the “Company”), to notify such Shareholders of the following:

On June 2, 2011, the majority Shareholders of the Company, representing 216,100,000 Common Shares (56.87%), have taken an action by written consent without a meeting, pursuant to Section 78.2055 of the Nevada Revised Statutes, to approve a consolidation of the Company’s common stock on a one (1) for one thousand (1000) basis, without any change to the Company’s authorized capital or par value of its shares of common stock (the “Reverse Split”). The purpose of the Reverse Split is to modify the Company’s capital structure in connection with a recent change of control, which management believes will better position the Company to attract financing.

On May 18, 2011, pursuant to Nevada Revised Statutes (“NRS”) 78.315, the directors of the Company approved the above-mentioned action, subject to Shareholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Shareholders approved the action by written consent in lieu of a meeting on June 2, 2011, in accordance with NRS 78.315. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Shareholders of the Company. The Company has no knowledge of any director of the Company who intends to oppose any action to be taken in connection with this Information Statement.

The entire cost of furnishing this Information Statement will be borne by the Company. The Board of Directors has fixed the close of business on June 2, 2011, as the record date (the "Record Date") for the determination of Shareholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one (1) vote on each matter submitted to the Shareholders. However, because the Shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

The Company is a Nevada corporation. It is a fully-reporting Exchange Act company, and its common stock is quoted on the OTCQB under the trading symbol “FWTC”.  Information about the Company can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and its most recent Current Report on Form 8-K dated June 2, 2011, all filed with the Securities and Exchange Commission (the “SEC”).  Additional information about the Company can be found in its public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, at other Internet sites such as http://www.freeedgar.com, as well as by other means from the offices of the SEC.

There will not be a meeting of the Company’s Shareholders to approve the Reverse Split and none is required under applicable Nevada law because the Reverse Split has been approved by the written consent of the holders of a majority of the Company’s issued and outstanding common stock.  This Information Statement is first being mailed on or about June __, 2011 to the holders of the Common Shares of the Company as of the Record Date.

The Reverse Split

The proposal to consolidate the Company’s Common Shares on a ratio of one (1) new Common Share for every one thousand (1,000) existing Common Shares, from a total of 379,988,730 issued and outstanding Common Shares to approximately 379,989 issued and outstanding Common Shares, with all fractional shares to be increased to the nearest whole Common Share, was approved by the holders of a majority of the Company’s issued and outstanding Common Shares entitled to vote on June 2, 2011.  The vote required for approval was 50% plus one share of the Common Shares entitled to vote, plus one vote.  The actual affirmative vote was 56.87% of all issued and outstanding Common Shares.

The Reverse Split will not be effected until at least 20 days after a definitive Information Statement has been delivered to the Company’s Shareholders who have not previously consented to the Reverse Split.

The Company is not requiring a mandatory exchange of share certificates. Shareholders, may, if they wish transmit the certificates representing old Common Shares to the Company’s transfer agent, Signature Stock Transfer Inc. of 2632 Coachlight Court, Plano, Texas, 75093, telephone: (972) 612-4120 (the "Transfer Agent") in exchange for certificates representing the appropriate number of whole shares of new Common Shares. Service charges may be payable by holders of Common Shares in connection with the exchange of certificates.

On the Record Date, there were 379,988,730 Common Shares of the Company issued and outstanding.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Reverse Split provides Shareholders any right to dissent and obtain appraisal of or payment for such Shareholder’s shares under Section 78 of the Revised Nevada Statutes, the Articles of Incorporation or the Bylaws.

Security Ownership of Certain Beneficial Owners and Management

On June 2, 2011, the Company closed a purchase and sale agreement with Christopher J. Martinez and issued 125,000,000 Common Shares to Mr. Martinez. The sale resulted in a change of control of the Company and Mr. Martinez currently controls approximately 32.9% of the Company’s outstanding Common Shares.

On June 2, 2011, all of the directors and officers of the Company submitted their resignations as directors and officers and Mr. Martinez was appointed the President, CEO, CFO, Treasurer, Secretary and sole director of the Company.

The following table sets forth certain information concerning the number of Common Shares known by us to be owned beneficially as of the date of this Information Statement by: (i) each person (including any group) that owns more than 5% of any class of our voting securities; (ii) each of directors and officers (past and present); and (iii) our directors and officers as a group (past and present). Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the Common Shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Christopher J. Martinez (2) 1555 California Street, Suite 309 Denver, CO 80202	125,000,000	32.9%
Max Weissengruber (3) 30 Denver Crescent Toronto, ON, Canada M2J 1G8	45,600,000	12%
D. Brian Robertson (4) 49 South Street Orillia, ON, Canada L3V 3T2	45,500,000	11.97%
Douglas R. Robertson (4) 225 Orenda Road Brampton, ON, Canada L6T 1E6	0	0%
Directors and Officers (3 – as a group)	91,100,000	23.97%
Claudio Sgarbi Via G.Leopardi NR50 Cesina, Italy	30,000,000	7.89%

(1)	Based on our 379,988,730 issued and outstanding shares as of June 2, 2011.

(2)	Mr. Martinez was appointed our President, CEO, CFO, Secretary, Treasurer and sole director on June 2, 2011 upon the closing of the purchase and sale agreement.

(3)	Mr. Weissengruber was our President, CEO and director since January 1, 2006 until June 2, 2011.

(4)	Mr. Robertson was our CFO, Treasurer, VP Sales and a director from January 1, 2006 until June 2, 2011.

(5)	Mr. Robertson was our Secretary and a director from January 1, 2006 until June 2, 2011.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

The substantial interest in the Reverse Split, direct or indirect, by security holdings or otherwise, of each person who has been director or officer of the Company at any time since the beginning of the last fiscal year as follows:

Following the Reverse Split the Company plans to issue 99,875,000 Common Shares to Christopher Martinez, its sole director and officer pursuant to an agreement for the asset acquisition and change in control transaction.  As a result, the Company expects to have 100,254,989 issued and outstanding Common Shares.  There can be no assurance that the Company will issue any additional shares of its common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Christopher J. Martinez (2) 1555 California Street, Suite 309 Denver, CO 80202	100,000,000	99.75%
Max Weissengruber (3) 30 Denver Crescent Toronto, ON, Canada M2J 1G8	45,600,000	0.05%
D. Brian Robertson (4) 49 South Street Orillia, ON, Canada L3V 3T2	45,500,000	0.05%
Douglas R. Robertson (5) 225 Orenda Road Brampton, ON, Canada L6T 1E6	0	0%
Directors and Officers (3 – as a group)	100,000,000	99.75%
Claudio Sgarbi Via G.Leopardi NR50 Cesina, Italy	30,000,000	0.03%

(1)
Based on our 379,989 to be issued and outstanding following the Reverse Split and the issuance of 99,875,000 shares to Christopher Martinez pursuant to the asset acquisition and change in control transaction that was completed by Freshwater on June 2, 2011.

(2)	Mr. Martinez was appointed our President, CEO, CFO, Secretary, Treasurer and sole director on June 2, 2011 upon the closing of the purchase and sale agreement.

(3)	Mr. Weissengruber was our President, CEO and director since January 1, 2006 until June 2, 2011.

(4)	Mr. Robertson was our CFO, Treasurer, VP Sales and a director from January 1, 2006 until June 2, 2011.

(5)	Mr. Robertson was our Secretary and a director from January 1, 2006 until June 2, 2011.

ITEM 4.  PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5.  DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple Shareholders sharing an address unless the Company has received contrary instructions from one or more of the Shareholders.

The Company undertakes to deliver promptly upon written or oral request a separate copy of this Information Statement to a Shareholder at a shared address to which a single copy of the document was delivered.  A Shareholder can notify the Company that the Shareholder wishes to receive a separate copy of this Information Statement or any future Information Statement by writing to the Company at 1555 California Street, Suite 309, Denver, Colorado, 80202 or by telephoning the Company at (646) 770-5518.

A Shareholder sharing the same address can also request delivery of a single copy of annual reports to Shareholder, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

June __, 2011.

By the order of the Board of Directors

/s/ Christopher J. Martinez
Christopher J. Martinez,
President and CEO